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                                     [LOGO]

                                STOCK ORDER FORM

DEADLINE

This order form, properly executed and with the full payment must and will be deemed received upon the date and the time of delivery of the form to one of our offices. Please submit your order using the enclosed postage-paid envelope or hand-delivering the order form to Mechanics Savings and Loan, FSA.

NUMBER OF SHARES

Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum order is 25 shares. With the exception of the ESOP, no person (or persons who have subscription rights through a single account) may purchase in the Offerings more than 10,000 shares of Common Stock and no person (or persons who have subscription rights through a single account), together with associates of persons acting in concert with such person, may purchase in the aggregate more than 10,000 shares of Common Stock. See the Prospectus for a description of purchase limitations, including how to determine whether your purchases will be aggregated with any associates or persons acting in concert.

METHOD OF PAYMENT

Check the appropriate box(es). You may pay by cash, check, or money order. If paying by check or money order, please make it payable to Steelton Bancorp, Inc. If paying by cash, please hand- deliver your order form. Your funds will earn interest at the interest rate paid on passbook savings accounts from the date of receipt until the offering is completed. You may also wish to pay by authorizing withdrawal from your Mechanics Savings and Loan, FSA savings or certificate account(s). If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest at the contractual rate, but cannot be withdrawn by you.


STOCK REGISTRATION

Print the name(s) in which you want the stock registered. If you are a voting member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holders' names.

Enter the Social Security Number (or Tax I.D. Number) of a registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "Other" and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included. See the reverse side of this form for registration guidelines.


Total
Number of       Purchase      Total
Shares          Price         Amount

            X  $10.00     = $
----------      --------     ----------

[ ] Enclosed is a check or money order payable to Steelton Bancorp, Inc. for
      $__________.

[  ]  I authorize withdrawal from the following
      Mechanics Savings and Loan, FSA account(s):

      Account Number(s)    Amount

      __________________   $ __________
      __________________   $ __________
      __________________   $ __________
      Total Withdrawal     $ __________

No penalty for early withdrawal.



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Name(s) in which stock is to be registered.

----------------------------------------------------
Name(s) in which stock is to be registered.

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Address

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City                            County

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State                           Zip Code

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Social Security # or Tax ID #

[ ] Individual [ ]Joint Tenants [ ]Tenants in Common
[ ] Uniform  Transfer to Minors [ ] Other

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                             Steelton Bancorp, Inc.

                        GUIDELINES FOR REGISTERING STOCK

               For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Steelton Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

               Stock ownership must be registered in one of the following manners:

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INDIVIDUAL     Avoid the use of two  initials.  Include  the first  given  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.
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JOINT          Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM
TRANSFER
TO MINORS      Stock may be held in the name of a  custodian  for a minor  under the Uniform  Transfers to Minors laws of the  individual  states.
               There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRANS MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Pennsylvania Uniform Transfers to Minors Act will be abbreviated.
                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF TRANS MIN ACT

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FIDUCIARIES   Stock held in a fiduciary capacity must contain the following:

               1.   The name(s) of the fiduciary --
               * If an individual, list the first given name, middle initial, and last name.
               *    If a corporation, list the corporate title
               * If an individual and a corporation, list the corporation's title before the initial.
              2.            The fiduciary capacity --
                            *   Administrator
                            *   Conservator
                            *   Committee
                            *   Executor
                            *   Trustee
                            *   Personal Representative
                            *   Custodian

               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
               4. The date of document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
              5. Either of the following: The name of the maker, donor or testator
                                                 or
                                The name of the beneficiary
                                Example of Fiduciary Ownership:
                                JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                UNDER AGREEMENT DATED ___/___/___

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NASD AFFILIATIONS

Please refer to the National Association of Securities Dealers, Inc., ("NASD") affiliation section and check the box, if applicable. The NASD Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee, or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

[ ] Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which a NASD member or a person associated with a NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this stock purchase in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials) _______________

TELEPHONE INFORMATION ACKNOWLEDGMENT Please enter both a daytime and an evening telephone number where you may be reached in the event we cannot execute your order as given. Please include your area code.

 Daytime Phone (     ) ___________________
 Evening Phone (     ) ___________________


                                ACKNOWLEDGEMENT

Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT
A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT
FEDERALLY INSURED AND IS NOT GUARANTEED BY
MECHANICS SAVINGS AND LOAN, FSA OR THE
FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of Steelton Bancorp, Inc. and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These include, among others, (i) future changes in interest rates which may reduce our profits; (ii) increase in commercial real estate and consumer lending which carry a greater risk than residential loans;
(iii) decreased return on equity and increased expenses immediately after the conversion which may negatively affect the price of our stock; (iv) expenses of our stock-based benefit plans which will reduce our earnings; (v) anti-takeover provisions and statutory provisions that could discourage takeover attempts;
(vi) possible downturn in local economy and competition which could hurt our profitability; (vii) potential impact of the Year 2000 issues; (viii) adoption of financial institution regulations that could reduce our profitability; (ix) lack of an active market for our stock; and (x) risk that the price of our stock will not increase to a level comparable to other publicly traded financial institution holding companies.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Northeast Region, at (201) 413-1000.

I (we) understand that, after receipt by Steelton Bancorp, Inc. this order may not be modified or withdrawn without the consent of Steelton Bancorp, Inc. or Mechanics Savings and Loan, FSA. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I
(we) am (are) not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

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Signature                                    Date
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Additional Signature (if required)           Date

                     THIS ORDER NOT VALIDATED UNLESS SIGNED

                 FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT
                   (717) 939-3100 (STEELTON BANCORP, INC.)
               FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY